Commercial Recording Division 202 N. Carson Street Carson City, Nevada 8970 1-4069 Telephone (775) 684-5708 Fax (775) 684-7 138

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

Entity # C12202-2003
Document Number: 20060748564-92
Date Filed: 11/21/2006 4:00:49 PM
In the office of
Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x 11" blank sheet containing the required information for each additional entity.

Stargold Mines, Inc.
Name of merging entity

Nevada
Jurisdiction

Corporation
Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

and,

Sockeye Seafood Group Inc.
Name of surviving entity

Nevada
Jurisdiction

Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn: ______

c/o: ______

3) (Choose one)

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Stargold Mines, Inc.
Name of merging entity, if applicable

______
Name of merging entity, if applicable

______
Name of merging entity, if applicable

______
Name of merging entity, if applicable

and, or;

Sockeye Seafood Group Inc.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

____
Name of merging entity, if applicable

____
Name of merging entity, if applicable

____
Name of merging entity, if applicable

____
Name of merging entity, if applicable

and, or;

____
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article 1 of the Articles of Incorporation of Sockeye Seafood Group Inc. is hereby amended in its entirety to read as follows:

"1. Name of Corporation: Stargold Mines, Inc."

6) Location of Plan of Merger (check a or b):

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):** 11/23/06

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):

Stargold Mines, Inc.
Name of merging entity

/s/ Marcus Segal | Chief Executive Officer | 11/20/06
Signature | Title | Date

Name of merging entity

Signature | Title | Date

Name of merging entity

Signature | Title | Date

Name of merging entity

Signature | Title | Date

Sockeye Seafood Group Inc.
Name of surviving entity

/s/ Marcus Segal | Chief Executive Officer | 11/24/06
Signature | Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

PLAN AND AGREEMENT OF MERGER
OF
SOCKEYE SEAFOOD GROUP INC.
(a Nevada corporation)
AND
STARGOLD MINES, INC.
(a Nevada corporation)

PLAN AND AGREEMENT OF MERGER entered into on November 13, 2006 by Sockeye Seafood Group Inc., a Nevada corporation ("Sockeye"), and approved by resolution adopted by its Board of Directors on said date, and entered into on November 13, 2006, by Stargold Mines, Inc., a Nevada corporation ("Stargold"), and approved by resolution adopted by its Board of Directors on said date.

WHEREAS, Stargold is the wholly-owned subsidiary of Sockeye:

WHEREAS, Section 92A.180 of the Nevada Revised Statutes provides that a parent corporation owning at least 90% of the outstanding shares of each class of a subsidiary corporation may merge the subsidiary into itself without obtaining the approval of the shareholders of the parent corporation or the subsidiary corporation; that the board of directors of the parent corporation shall adopt a plan of merger setting forth the names of the parent and subsidiary and the conversion terms; and that articles of merger filed under such section may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed;

WHEREAS, Sockeye and Stargold and the respective Boards of Directors thereof declare it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge Stargold with and into Sockeye (the "Merger") pursuant to the provisions of Section 92A.180 of the Nevada Revised Statutes upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by Sockeye and approved by a resolution adopted by its Board of Directors and being thereunto duly entered into by Stargold and approved by a resolution adopted by its Board of Directors, the Merger and the terms and conditions thereof and the mode of carrying the same into effect, are hereby determined and agreed upon as hereinafter in this Plan and Agreement of Merger set forth.

1. Stargold shall, pursuant to the provisions of Section 92A.180 of the Nevada Revised Statutes, be merged with and into Sockeye, which shall be the surviving corporation from and after the effective time of the Merger and which is sometimes hereinafter referred to as the "surviving corporation." The separate existence of Stargold, which is sometimes hereinafter referred to as the "terminating corporation", shall cease at said effective time in accordance with the provisions of the Nevada Revised Statutes.

2. The present Articles of Incorporation of the surviving corporation will be the Articles of Incorporation of the surviving corporation and will continue in full force and effect, except that the name of the surviving corporation shall be changed to "Stargold Mines, Inc."

3. The present By-Laws of the surviving corporation will be the By-Laws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Nevada Revised Statutes.

4. The directors and officers in office of the surviving corporation at the effective time of the Merger shall be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure Is otherwise terminated in accordance with the by-laws of the surviving corporation.

5. Each issued share of the common stock of the terminating corporation shall, from and after the effective time of the Merger, be converted into one (1) share of the common stock of the surviving corporation. The surviving corporation shall not issue any certificate or scrip representing a fractional share of common stock but shall instead issue one (1) full share for any fractional interest arising from the Merger.

6. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the Merger herein provided for.

7. The effective time of this Plan and Agreement of Merger, and the time at which the Merger herein agreed shall become effective in the State of Nevada, shall be the date this Plan and Agreement of Merger, or a certificate of merger meeting the requirements of the Nevada Revised Statutes, is filed with the Secretary of State of the State of Nevada.

8. Notwithstanding the full approval and adoption of this Plan and Agreement of Merger, the said Plan and Agreement of Merger may be terminated at any time prior to the filing thereof with the Secretary of State of the State of Nevada.

9. Notwithstanding the full approval and adoption of this Plan and Agreement of Merger, the said Plan and Agreement of Merger may be amended at any time and from time to time prior to the filing of any requisite merger documents with the Secretary of State of the State of Nevada.

IN WITNESS WHEREOF, this Plan and Agreement of Merger is hereby executed upon behalf of each of the constituent corporations parties hereto.

Dated: November 13, 2006

SOCKEYE SEAFOOD GROUP INC.

By: /s/ Marcus Segal
Marcus Segal
President, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, Secretary, and Director

STARGOLD MINES, INC.

By: /s/ Marcus Segal
Marcus Segal
President, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, Secretary, and Director

Job Receipt

November 22, 2006

Job Number: C20061121-3105
Account Number:

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Merge In	20060748564-92	11/21/2006 4:00:49 PM	1	$350.00	$350.00
24 Hour Expedite	20060748564-92	11/21/2006 4:00:49 PM	1	$125.00	$125.00
Merge Out	20060748564-92	11/21/2006 4:00:49 PM	1	$0.00	$0.00
Total					$475.00

Payments

Type	Description	Amount
Credit	Auth #222380 Ref #205970 Mast	$475.00
Total		$475.00

Job Balance: $0.00